UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Wilson Blvd.	Arlington,	VA	22209
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02     Results of Operations and Financial Condition.

On February 24, 2026, CoStar Group, Inc. (“CoStar Group” or the “Company”) announced its financial and operating results for the quarter and year ended December 31, 2025. The full text of the press release (the “Press Release”) issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and the Press Release shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the Securities and Exchange Commission (the "SEC"), whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 7.01    Regulation FD Disclosure.

The Company intends to utilize its corporate website as a channel of distribution for material company information, including, but not limited to, the posting of investor presentations from time to time. For more information, visit investors.costargroup.com. The information posted on the Company's website is not incorporated by reference into this Current Report on Form 8-K or in any other report or document the Company files with the SEC.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	CoStar Group, Inc. Press Release Dated February 24, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By: /s/ Christian M. Lown
Date:	February 24, 2026	Name: Christian M. Lown
Title: Chief Financial Officer